Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER 2023 RESULTS

Total sales of $173.6 million

Significant sequential comparable store sales improvement from Q1 2023

Strong gross margin of 38.2%, expansion of 150 basis points from Q1 2023

Total liquidity of approximately $141 million and no debt

Company reiterates fiscal year 2023 guidance

SAVANNAH, GA (August 22, 2023) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today reported results for the second quarter ended July 29, 2023.

Financial Highlights – Second Quarter 2023

●	Total sales of $173.6 million decreased 6.2% vs. Q2 2022; Comparable store sales decreased 5.3% compared to Q2 2022, an 880 bps improvement to Q1 2023
●	Gross margin of 38.2% vs. 38.1% in Q2 2022; 150 bps increase to Q1 2023
●	Operating loss of $7.9 million, or a loss of $7.8 million as adjusted*, compared to operating loss of $3.3 million in Q2 2022
●	Net loss per share of ($0.61), or adjusted net loss per share* of ($0.60), vs. net loss per share of ($0.31) in Q2 2022
●	Quarter-end total dollar inventory decreased 5.4% compared to Q2 2022
●	Total liquidity of approximately $141 million at the end of the quarter, made up of $65.8 million of cash, no borrowings under a $75 million credit facility, and no debt
●	During Q2 2023, the Company opened 5 new stores, closed 2 underperforming locations and remodeled 8 stores, ending the quarter with 611 stores

Financial Highlights – 26 weeks ended July 29, 2023

●	Total sales of $353.2 million decreased 10.2% vs. 2022; Comparable store sales decreased 10.0% compared to 2022
●	Gross margin of 37.5%, or 37.6% as adjusted*, vs. 38.6% in 2022
●	Operating loss of $17.4 million, or a loss of $15.7 million as adjusted*, compared to operating income of $36.3 million in 2022, or $1.4 million as adjusted*
●	Net loss of $11.7 million, or $10.4 million as adjusted*, compared to net income of $27.7 million in 2022, or $1.0 million as adjusted*
●	Adjusted EBITDA* of ($6.3) million vs $12.1 million in 2022
●	Net loss per share of ($1.42), or adjusted net loss per share* of ($1.27), vs. diluted earnings per share of $3.34 in 2022, or $0.12 as adjusted*

Chief Executive Officer Comments

David Makuen, Chief Executive Officer, commented, “We are pleased with our second quarter results that reflect positive momentum for both the top line and gross margin, against a continued challenging macro backdrop. The quarter was highlighted by significant sequential comparable store sales acceleration from the first quarter, a strong gross margin of 38.2% and well managed expenses. Importantly, we experienced improved traffic levels and strong conversion throughout the quarter, signaling that our product assortment, strengthened by our strategic inventory rebuild in key areas of the business, is resonating with our loyal customers.”

Mr. Makuen continued, “I am incredibly proud of how our team managed the business, while maintaining a laser focus on our strategic priorities and taking decisive actions that reflect our deep connection and understanding of our customers. While the discretionary landscape remains under pressure, we are reiterating our guidance for the fiscal year that incorporates our continued efforts to improve what we can control. We are excited about our back-to-school and early Fall assortments showcased in our unique in-store experience that positions Citi Trends as a one-stop solution for trends for the entire family in their local neighborhoods.”

Capital Return Program Update

In the second quarter of 2023, the Company did not repurchase any shares of its common stock. At the end of the second quarter of 2023, $50.0 million remained available under the Company’s share repurchase program.

Guidance

The Company is reiterating its outlook for fiscal 2023 as follows:

●	Full year total sales are expected to be in the range of negative mid single-digits to negative low single-digits as compared to fiscal 2022
●	Full year gross margin expected to be in the high thirties
●	Full year EBITDA* expected to be in the range of $5 million to $20 million
●	The Company plans to open 5 new stores, remodel 10 to 20 stores and close 10 to 15 underperforming stores in the year
●	Full year capital expenditures are expected to be in the range of $15 million to $20 million
●	Year end cash balance is expected to be in the range of $85 million to $105 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (415) 226-5356. A replay of the conference call will be available until August 29, 2023, by dialing (800) 633-8284 and entering the passcode, 22027692.

The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 611 stores located in 33 states. For more information, visit cititrends.com or your local store.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2023 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the ongoing assessment and impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro/Rachel Schacter

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended
	July 29, 2023	July 30, 2022	July 31, 2021
Net sales	$173,554	$185,012	$237,281

Cost of sales (exclusive of depreciation shown separately below)	(107,226)	(114,589)	(140,542)
Selling, general and administrative expenses	(69,543)	(68,481)	(75,383)
Depreciation	(4,708)	(5,272)	(4,994)
(Loss) income from operations	(7,923)	(3,330)	16,362
Interest income	887	2	2
Interest expense	(77)	(78)	(77)
(Loss) income before income taxes	(7,113)	(3,406)	16,287
Income tax benefit (expense)	2,081	870	(3,797)
Net (loss) income	$(5,032)	$(2,536)	$12,490

Basic net (loss) income per common share	$(0.61)	$(0.31)	$1.37
Diluted net (loss) income per common share	$(0.61)	$(0.31)	$1.36

Weighted average number of shares outstanding
Basic	8,225	8,165	9,088
Diluted	8,225	8,165	9,178

	Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022	July 31, 2021
Net sales	$353,242	$393,227	$522,662

Cost of sales (exclusive of depreciation shown separately below)	(220,885)	(241,600)	(304,333)
Selling, general and administrative expenses	(140,350)	(139,507)	(153,275)
Depreciation	(9,389)	(10,717)	(9,691)
Gain on sale-leasebacks	—	34,920	—
(Loss) income from operations	(17,382)	36,323	55,363
Interest income	1,910	2	6
Interest expense	(152)	(154)	(124)
(Loss) income before income taxes	(15,624)	36,171	55,245
Income tax benefit (expense)	3,957	(8,504)	(11,858)
Net (loss) income	$(11,667)	$27,667	$43,387

Basic net (loss) income per common share	$(1.42)	$3.34	$4.68
Diluted net (loss) income per common share	$(1.42)	$3.34	$4.63

Weighted average number of shares outstanding
Basic	8,203	8,284	9,269
Diluted	8,203	8,284	9,374

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	July 29, 2023	July 30, 2022
Assets:
Cash and cash equivalents	$65,820	$27,914
Inventory	134,473	142,101
Prepaid and other current assets	19,795	17,728
Property and equipment, net	59,084	72,450
Operating lease right of use assets	240,151	237,556
Deferred tax assets	6,101	2,538
Other noncurrent assets	1,083	1,252
Total assets	$526,507	$501,539

Liabilities and Stockholders' Equity:
Accounts payable	$93,680	$82,956
Accrued liabilities	28,383	33,797
Current operating lease liabilities	46,540	47,547
Other current liabilities	1,259	1,205
Noncurrent operating lease liabilities	198,525	200,220
Other noncurrent liabilities	2,167	2,204
Total liabilities	370,554	367,929

Total stockholders' equity	155,953	133,610
Total liabilities and stockholders' equity	$526,507	$501,539

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted gross margin, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

Thirteen Weeks Ended
July 29, 2023
Reconciliation of Adjusted Operating Loss
Operating loss	$(7,923)
Cyber incident expenses	163
Adjusted operating loss	$(7,760)

Thirteen Weeks Ended
July 29, 2023
Reconciliation of Adjusted Diluted EPS
Diluted loss per share	$(0.61)
Cyber incident expenses	0.02
Tax effect	(0.01)
Adjusted diluted loss per share	$(0.60)

Twenty-Six Weeks Ended
July 29, 2023
Reconciliation of Adjusted Gross Margin
Net sales	$353,242
Cost of sales	(220,885)
Gross profit	$132,357
Gross margin	37.5%
Cyber incident expenses	$513
Adjusted gross profit	$132,870
Adjusted gross margin	37.6%

	Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022
Reconciliation of Adjusted Operating (Loss) Income
Operating (loss) income	$(17,382)	$36,323
Cyber incident expenses	1,723	—
Gain on sale-leaseback	—	(34,920)
Adjusted operating (loss) income	$(15,659)	$1,403

	Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022
Reconciliation of Adjusted Net (Loss) Income
Net (loss) income	$(11,667)	$27,667
Cyber incident expenses	1,723	—
Gain on sale-leaseback	—	(34,920)
Tax effect	(436)	8,210
Adjusted net (loss) income	$(10,380)	$957

	Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022
Reconciliation of Adjusted Diluted EPS
Diluted (loss) earnings per share	$(1.42)	$3.34
Cyber incident expenses	0.21	—
Gain on sale-leaseback	—	(4.22)
Tax effect	(0.05)	0.99
Adjusted diluted (loss) earnings per share	$(1.27)	$0.12

	Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022
Reconciliation of Adjusted EBITDA
Net (loss) income	(11,667)	27,667
Interest income	(1,910)	(2)
Interest expense	152	154
Income tax (benefit) expense	(3,957)	8,504
Depreciation	9,389	10,717
Cyber incident expenses	1,723	—
Gain on sale-leaseback	—	(34,920)
Adjusted EBITDA	$(6,270)	$12,120